Exhibit (r)(4)(i)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned director of Corporate Capital Trust, Inc., a corporation organized under the laws of the state of Maryland, hereby constitutes and appoints Thomas K. Sittema and Steven D. Shackelford, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) this Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including pre-effective and post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This power of attorney succeeds all previous powers of attorney filed by the Company with the Securities and Exchange Commission (or any other governmental or regulatory authority) with respect to this Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including pre-effective and post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto.

IN WITNESS WHEREOF, each undersigned director has hereunto set his hand and seal, as of this 14th day of January, 2015.

Name	Title

/s/ Thomas K. Sittema	Chief Executive Officer
Thomas K. Sittema	(Principal Executive Officer)

/s/ Steven D. Shackelford	Chief Financial Officer
Steven D. Shackelford	(Principal Financial and Accounting Officer)

/s/ Thomas K. Sittema	Director
Thomas K. Sittema

/s/ Erik A. Falk	Director
Erik A. Falk

/s/ Frederick Arnold	Independent Director
Frederick Arnold

/s/ James H. Kropp	Independent Director
James H. Kropp

/s/ Kenneth C. Wright	Independent Director
Kenneth C. Wright